Exhibit 1

Rx Investor Value Corporation

Contact
Michael R. Levin
847.830.1479
m.levin@comcast.net

Rx Investor Value Corporation Receives Another Third-
Party Endorsement in Board Solicitation

Glass Lewis Joins ISS in Also Endorsing Stockholder-Driven Efforts to
Transform HealthWarehouse.com, Inc.

Urges Stockholders to Support RIVC on BLUE proxy card; urges stockholders to NOT support current board members

CINCINNATI – (August 25, 2016) – Glass, Lewis & Co., the respected independent investor research firm, today recommends its clients support the efforts of independent shareholders in HealthWarehouse.com, Inc. (OTCQB: HEWA) to transform HEWA and restructure its Board of Directors. They join Institutional Shareholder Services, Inc. in supporting shareholder efforts to turn around HEWA.

Healthwarehouse.com is a retail mail-order pharmacy and healthcare e-commerce company that sells prescription and over-the-counter drugs online.

In its report to clients, Glass, Lewis writes that Rx Investor Value Corporation (RIVC), a group of independent HEWA investors representing 36 percent HEWA’s outstanding common stock, “made a convincing case for there to be at least some sort of shakeup on the Company’s board.”

Specifically, Glass, Lewis recommends clients vote “For” Brian Ross on the RIVC BLUE proxy card, and DO NOT VOTE for the HEWA Board of Directors Nominees on the white proxy card.

According to Glass, Lewis, “At this point, there should be little, if any, doubt that the Company’s current board and management team have overseen an extended period of significant deterioration to shareholder value.”

Glass, Lewis highlights “the Company’s long-term underperformance may have contributed at least in some part to the significant percentage of withhold votes cast by shareholders…” At the 2015 annual shareholder meeting, two directors received more than a 60% withhold vote, while the chairman and CEO, Lalit Dhadphale, received over a 36% withhold vote. Glass, Lewis continues, “…it’s extremely unusual to see incumbent directors…receiving such a high percentage of withhold votes in an uncontested director election, much less a majority of votes withheld from their election.” Furthermore, “[Glass Lewis] believe[s] that the onus was on the board to address the no-confidence vote by shareholders. Instead…the board has failed to take timely and meaningful constructive steps (e.g., reconstituting the board and/or making significant corporate governance reforms) to address shareholders’ concerns.”

Rx Investor Value Corporation

Glass, Lewis notes serious corporate governance problems, including material weakness in internal financial controls, Audit Committee deficiencies, and Board of Director conflicts.

Glass Lewis concludes incumbent directors “have overseen an extended period of shareholder value destruction. Further, two of the [incumbent directors] received more than a 50% withhold vote at last year’s annual meeting, yet the Company took no meaningful steps to constructively address that vote outcome.” Glass Lewis recommends HEWA shareholders “DO NOT VOTE” for the incumbent directors on the WHITE proxy card.

"That Glass Lewis also agrees with our assessment of the dire situation at HEWA further affirms our efforts to transform our company,” said Jeff Holtmeier, a shareholder in HEWA, one of the co-founders and officers of RIVC, and a director nominee. “Combined with the support from ISS, we now have two independent confirmations that our ideas and team are needed to turn around our company."

For further information about RVIC and the shareholder director nominees, please go to www.rxinvestors.com. If you have any questions or require any assistance with providing your proxy or any other matters, please contact Okapi Partners LLC, our proxy advisor, at (877) 259-6290.

RX INVESTOR VALUE CORPORATION (“RIVC”) HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF HEALTHWAREHOUSE.COM, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2016 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY RIVC, MARK SCOTT, JEFFREY HOLTMEIER, BRIAN ROSS, MICHAEL PEPPEL AND DR. STEPHEN WEISS AND RELATED PARTICIPANTS IN THE SOLICITATION (COLLECTIVELY, THE "PARTICIPANTS") BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD ARE BEING FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS, RIVC’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING OKAPI TOLL-FREE AT 877-259-6290.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED BY RIVC WITH THE SEC. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE. MARK SCOTT OWNS 4,480,861 SHARES OF THE COMPANY. RIVC OWNS 1,100 SHARES OF THE COMPANY. BRIAN ROSS OWNS 0 SHARES OF THE COMPANY. MICHAEL PEPPEL OWNS 0 SHARES OF THE COMPANY. JEFFREY HOLTMEIER OWNS 19,900 SHARES OF THE COMPANY. DR. STEPHEN WEISS OWNS 1,020,000 SHARES OF THE COMPANY.

Rx Investor Value Corporation

Contact
Michael R. Levin
847.830.1479
m.levin@comcast.net

FOR IMMEDIATE RELEASE

ISS Endorses Shareholder Efforts to Transform HealthWarehouse.com, Inc.

Urges Shareholders to Support New Board Nominees on BLUE proxy card

CINCINNATI – (August 24, 2016) – Institutional Shareholder Services, Inc., the respected independent investor research firm, today recommended its clients support the efforts of independent shareholders in HealthWarehouse.com, Inc. (NASDAQ: HEWA) to transform HEWA and restructure its Board of Directors.

Healthwarehouse.com is a retail mail-order pharmacy and healthcare e-commerce company that sells prescription and over-the-counter drugs online.

In its report to clients, ISS wrote that Rx Investor Value Corporation (RIVC), a group of independent HEWA investors representing 40 percent HEWA’s outstanding common stock, “made a compelling case that change at the board level is necessary.”

Specifically, ISS recommended clients vote “For” Jeff Holtmeier and Brian Ross on the RIVC BLUE proxy card, and do not vote for the HEWA Board of Directors Nominees on the white proxy card.

In its report, ISS wrote that Holtmeier and Ross “appear best suited to provide the best oversight and management experience to address the litany of issues the company faces.”

The ISS report listed several issues that have raised concerns regarding the current board's oversight, including its lack of a formal nominating committee, ineffective internal control over financial reporting since 2009, and failure to acknowledge the majority opposition to two director nominees at the 2016 annual meeting.

ISS based its recommendations in a written report that included the following:

•	Shares of HEWA have performed poorly over the last several years.
•	The company’s total shareholder return, or TST, is “abysmal.”
•	“[While] the company reported positive operating cash flows in the second quarter of 2016…it remains to be seen if these trends are sustainable, as the company has a history of encountering cash flow constraints, inhibiting its profitability and ultimately its growth.”

ISS said there is “clear evidence of insufficient oversight at the board and managerial level,” including in the numerous transactions with officers, directors, and affiliated insiders “right before the record date of the annual meeting.”

Rx Investor Value Corporation

ISS concluded “it appears that the board is lacking independent leadership and that these transactions in aggregate entrench the current board and management team at the expense of shareholders.”

"We are gratified that ISS supports our efforts to transform our company,” said Jeff Holtmeier, a shareholder in HEWA, one of the co-founders and officers of RIVC, and a director nominee. “We have worked very hard on behalf of all shareholders to put together a superb group of director candidates, and think investors will agree that this gives all shareholders the best shot at creating a powerhouse online pharmacy business."

For further information about RVIC and the shareholder director nominees, please go to www.rxinvestors.com. If you have any questions or require any assistance with providing your proxy or any other matters, please contact Okapi Partners LLC, our proxy advisor, at (877) 259-6290.

RX INVESTOR VALUE CORPORATION (“RIVC”) HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF HEALTHWAREHOUSE.COM, INC. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2016 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY RIVC, MARK SCOTT, JEFFREY HOLTMEIER, BRIAN ROSS, MICHAEL PEPPEL AND DR. STEPHEN WEISS AND RELATED PARTICIPANTS IN THE SOLICITATION (COLLECTIVELY, THE "PARTICIPANTS") BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD ARE BEING FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, OKAPI PARTNERS, RIVC’S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING OKAPI TOLL-FREE AT 877-259-6290.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED BY RIVC WITH THE SEC. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE. MARK SCOTT OWNS 4,480,861 SHARES OF THE COMPANY. RIVC OWNS 1,100 SHARES OF THE COMPANY. BRIAN ROSS OWNS 0 SHARES OF THE COMPANY. MICHAEL PEPPEL OWNS 0 SHARES OF THE COMPANY. JEFFREY HOLTMEIER OWNS 19,900 SHARES OF THE COMPANY. DR. STEPHEN WEISS OWNS 1,020,000 SHARES OF THE COMPANY.